Exhibit 5.1

[LETTERHEAD OF LOWENSTEIN SANDLER LLP]

October 7, 2016

Roka Bioscience, Inc.
20 Independence Boulevard
Warren, NJ 07059

Re:                  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Roka Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of an aggregate of 62,831,426 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), 31,415,713 of which (the “Conversion Shares”) are issuable upon the conversion of shares of the Company’s outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and 31,415,713 of which (the “Warrant Shares”) have been or are issuable upon exercise of certain of the Company’s outstanding warrants (the “Warrants”), which Conversion Shares and Warrant Shares may be sold by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto; (vi) the prospectus contained within the Registration Statement; (vii) the Securities Purchase Agreement, dated as of September 16, 2016, by and between the Company and each investor party thereto; (viii) the Warrants; (ix) such corporate records, agreements, documents and other instruments; and (x) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that: (i) the Conversion Shares when issued upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation, will be duly and validly issued and fully paid and nonassessable; and (iii) the Warrant Shares when issued upon the exercise of the Warrants in accordance with the terms therein, will be duly and validly issued and fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP